Exhibit (o) (i) under Form N-1A
                                            Exhibit (24) under Item 601/Reg. S-K


                                   POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INCOME TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----

/S/ JOHN F. DONAHUE                 Chairman                     Feb. 23, 2000
John F. Donahue                     (Chief Executive Officer)

/S/ GLEN R. JOHNSON                 President                    Feb. 23, 2000
Glen R. Johnson

/S/ J. CHRISTOPHER DONAHUE          Executive Vice President     Feb. 23, 2000
J. Christopher Donahue

/S/ RICHARD J. THOMAS               Treasurer                    Feb. 23, 2000
Richard J. Thomas                   (Principal Financial and
                                    Accounting Officer)

/S/ THOMAS G. BIGLEY                Trustee                      Feb. 23, 2000
Thomas G. Bigley

/S/ JOHN T. CONROY, JR.             Trustee                      Feb. 23, 2000
John T. Conroy, Jr.

/S/ LAWRENCE D. ELLIS, M.D.         Trustee                      Feb. 23, 2000
Lawrence D. Ellis, M.D.

/S/ PETER E. MADDEN                 Trustee                      Feb. 23, 2000
Peter E. Madden

/S/ JOHN E. MURRAY, JR.             Trustee                      Feb. 23, 2000
John E. Murray, Jr.

/S/ MARJORIE P. SMUTS               Trustee                      Feb. 23, 2000
Marjorie P. Smuts

Sworn to and subscribed before me this 23rd, day of February, 2000




/S/ JANICE L. VANDENBURG
Janice L. Vandenburg

Notarial Seal

Janice L. Vandenburg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002